Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. s.1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. s.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman of the Board, President and Chief Executive Officer and the Chief Financial Officerof Banta Corporation (the “Corporation”), each hereby certify, based on his or her knowledge, that the Quarterly Report on Form 10-Q of the Corporation for the quarter ended July 1, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Stephanie A. Streeter
Stephanie A. Streeter
Chairman of the Board,
President and Chief Executive Officer
/s/ Geoffrey J. Hibner
Geoffrey J. Hibner
Chief Financial Officer
Date: August 9, 2006